UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 25, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2009, Converted Organics Inc. (the "Company") entered into a lease agreement to begin December 1, 2009 with SWS Lewis Wharf LLC (the "Landlord") for office space located at 137 Lewis Wharf, Boston, MA 20110 (the "Lease"). The leased premises is two floors with a total of 2,820 usable square feet on the upper level and 1,690 usable square feet on the lower level. The term of the Lease is three years, and the Company has a right to extend the term for two extension periods of one year each. Under the Lease, the Company will pay a basic rent of $9,771.67 per month, an amount which includes expenses associated with taxes, condo fees and common area charges but does not include other additional costs including unforeseen costs and a portion of the building's nightly cleaning charges. Under the Lease, subject to the Landlords approval, which shall not unreasonably be withheld, the Company may assign and/or sublet the Lease during the three year initial term.

On November 24, 2009, the Company paid the Landlord $29,315.01 for the first and second months' rents and a security deposit equal to one month's rent. As of December 7, 2009, 137 Lewis Wharf, Boston, MA 02110 will be the Company's corporate address.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Lease Agreement between Converted Organics Inc. and SWS Lewis Wharf LLC dated November 24, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

December 1, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Lease Agreement between Converted Organics Inc. and SWS Lewis Wharf, LLC dated November 24, 2009